Plexus Announces Fiscal Third Quarter Financial Results
NEENAH, WI – July 24, 2024 - Plexus Corp. (NASDAQ: PLXS) today announced financial results for our fiscal third quarter ended June 29, 2024, and guidance for our fiscal fourth quarter ending September 28, 2024.
•Reports fiscal third quarter 2024 revenue of $961 million, GAAP operating margin of 4.1% and GAAP diluted EPS of $0.91.
•Reports fiscal third quarter 2024 non-GAAP operating margin of 5.8% and non-GAAP diluted EPS of $1.45, excluding $0.24 of stock-based compensation expense and $0.30 of restructuring and other charges, net of tax.
•Initiates fiscal fourth quarter 2024 revenue guidance of $990 million to $1.03 billion with GAAP diluted EPS of $1.14 to $1.29, including $0.36 of stock-based compensation expense. Fiscal fourth quarter 2024 non-GAAP EPS guidance of $1.50 to $1.65 excludes stock-based compensation expense.

	Three Months Ended
	Jun 29, 2024	Jun 29, 2024	Sep 28, 2024
	Q3F24 Results	Q3F24 Guidance	Q4F24 Guidance
Summary GAAP Items
Revenue (in millions)	$961	$960 to $1,000	$990 to $1,030
Operating margin	4.1%	3.9% to 4.3%	4.6% to 5.0%
Diluted EPS	$0.91	$0.80 to $0.95	$1.14 to $1.29

Summary Non-GAAP Items (1)
Adjusted operating margin (2)	5.8%	5.2% to 5.6%	5.6% to 6.0%
Adjusted EPS (3)	$1.45	$1.22 to $1.37	$1.50 to $1.65
Return on invested capital (ROIC)	10.4%
Economic return	2.2%

(1)	Refer to Non-GAAP Supplemental Information in Tables 1 and 2 for additional information regarding non-GAAP financial measures.
(2)	Excludes stock-based compensation expense of approximately 70 bps for Q3F24 results, 60 bps for Q3F24 guidance, and 100 bps for Q4F24 guidance. Excludes restructuring and other charges, net, of approximately 100 bps for Q3F24 results and 70 bps for Q3F24 guidance.
(3)
Excludes stock-based compensation expense, net of tax, of $0.24 for Q3F24 results, $0.21 for Q3F24 guidance and $0.36 for Q4F24 guidance. Excludes restructuring and other charges, net of tax, of $0.30 for Q3F24 results and $0.21 for Q3F24 guidance.

Fiscal Third Quarter 2024 Information
•Won 35 manufacturing programs during the quarter representing $279 million in annualized revenue when fully ramped into production.
•Generated fiscal third quarter free cash flow of $114 million, contributing to fiscal year-to-date free cash flow of $147 million.
•Purchased $18.6 million of our shares at an average price of $100.64 per share under our repurchase program, leaving $19.5 million available under our existing $50.0 million authorization.

Todd Kelsey, President and Chief Executive Officer, commented, “Our team delivered superior operational performance for the fiscal third quarter, which enabled outstanding financial results. Revenue of $961 million was within our guidance range, while non-GAAP operating margin and non-GAAP EPS of 5.8% and $1.45, respectively, exceeded our guidance ranges. We generated free cash flow of $114 million, representing the second best quarterly performance in our history.”

Mr. Kelsey continued, “We delivered fiscal third quarter new manufacturing program wins worth $279 million in annualized revenue, including a record contribution within Healthcare/Life Sciences. In addition, we are seeing increasing market sector diversification in the demand for our engineering solutions, resulting in the team achieving the highest level of new business wins in the past four quarters.”

Patrick Jermain, Executive Vice President and Chief Financial Officer, commented, “The $114 million of free cash flow generated during the fiscal third quarter significantly exceeded our expectations. Continued progress on our working capital initiatives contributed to this strong performance, resulting in fiscal third quarter cash cycle of 83 days, three days favorable to our expectations and sequentially lower by eight days. Given this performance, we now anticipate delivering in excess of $150 million of free cash flow in fiscal 2024. The ongoing benefits from our working capital initiatives combined with increasing profitability is anticipated to result in continued strong free cash flow generation in fiscal 2025. Finally, we reduced our borrowing by $89 million and repurchased $18.6 million of our shares during the fiscal third quarter. We expect to continue to execute upon the remaining $19.5 million of our current repurchase authorization during the fourth quarter of fiscal 2024, creating additional shareholder value.”

Mr. Kelsey added, “We are witnessing signs of strengthening demand across each of our market sectors, with share gains and new program ramps further bolstering our ongoing and continued expectations for revenue growth. As a result, we are guiding fiscal fourth quarter revenue of $990 million to $1.03 billion, non-GAAP operating margin of 5.6% to 6.0% and non-GAAP EPS of $1.50 to $1.65.”

Mr. Kelsey concluded, “Consistent with prior expectations, we anticipate delivering a strong finish to our fiscal 2024, with sequential expansion in revenue, robust operating margin performance, sequential growth in EPS and continued free cash flow generation. We expect sustained revenue growth momentum into fiscal 2025, capitalizing upon Aerospace/Defense market sector strength, increasing Healthcare/Life Sciences customer forecasts aided by new program ramps, and improved semiconductor capital equipment and broadband communications demand. We anticipate revenue growth momentum, the benefits from optimizing our business for greater efficiency during fiscal 2024 and ongoing free cash flow deployment toward debt reduction and share repurchases will create meaningful EPS growth in fiscal 2025.”

Quarterly Comparison	Three Months Ended
(in thousands, except EPS)	Jun 29, 2024	Mar 30, 2024	Jul 1, 2023
Revenue	$960,751	$966,900	$1,021,610
Gross profit	94,415	88,063	93,646
Operating income	39,246	29,470	28,204
Net income	25,140	16,239	15,799
Diluted EPS	$0.91	$0.58	$0.56

Gross margin	9.8%	9.1%	9.2%
Operating margin	4.1%	3.0%	2.8%

ROIC (1)	10.4%	9.9%	13.5%
Economic return (1)	2.2%	1.7%	4.5%

(1) Refer to Non-GAAP Supplemental Information in Tables 1 and 2 for non-GAAP financial measures discussed and/or disclosed in this release, such as adjusted operating margin, adjusted net income, adjusted diluted EPS, ROIC and economic return.
Business Segment and Market Sector Revenue
Plexus measures operational performance and allocates resources on a geographic segment basis. Plexus also reports revenue based on the market sector breakout set forth in the table below, which reflects Plexus’ market sector focused strategy. Top 10 customers comprised 48% of revenue during both the second and third quarter of fiscal 2024. This is down three percentage points from the third quarter of fiscal 2023.

Business Segments ($ in millions)	Three Months Ended
	Jun 29, 2024	Mar 30, 2024	Jul 1, 2023
Americas	$332	$322	$371
Asia-Pacific	522	521	572
Europe, Middle East and Africa	137	155	105
Elimination of inter-segment sales	(30)	(31)	(26)
Total Revenue	$961	$967	$1,022

Market Sectors ($ in millions)	Three Months Ended
	Jun 29, 2024		Mar 30, 2024		Jul 1, 2023
Healthcare/Life Sciences	$380	40%	$379	39%	$451	44%
Industrial	403	42%	418	43%	428	42%
Aerospace/Defense	178	18%	170	18%	143	14%
Total Revenue	$961		$967		$1,022

Non-GAAP Supplemental Information
Plexus provides non-GAAP supplemental information, such as ROIC, economic return and free cash flow because such measures are used for internal management goals and decision-making, and because they provide management and investors with additional insight into financial performance. In addition, management uses these and other non-GAAP measures, such as adjusted operating income, adjusted operating margin, adjusted net income and adjusted diluted EPS, to provide a better understanding of core performance for purposes of period-to-period comparisons. Plexus believes that these measures are also useful to investors because they provide further insight by eliminating the effect of non-recurring items that are not reflective of continuing operations. For additional information on non-GAAP measures, please refer to the attached Non-GAAP Supplemental Information tables.

ROIC and Economic Return
ROIC for the third quarter of fiscal 2024 was 10.4%. Plexus defines ROIC as tax-effected annualized adjusted operating income divided by average invested capital over a four-quarter period for the third fiscal quarter. Invested capital is defined as equity plus debt and operating lease obligations, less cash and cash equivalents. Our weighted average cost of capital for fiscal 2024 is 8.2%. ROIC for the third quarter of fiscal 2024 less our weighted average cost of capital resulted in an economic return of 2.2%.

Free Cash Flow
Plexus defines free cash flow as cash flows provided by operations less capital expenditures. For the three months ended June 29, 2024, cash flows provided by operations were $131.6 million and capital expenditures were $17.4 million, which resulted in free cash flow of $114.2 million.

Cash Cycle Days	Three Months Ended
	Jun 29, 2024	Mar 30, 2024	Jul 1, 2023
Days in Accounts Receivable	61	61	63
Days in Contract Assets	11	12	12
Days in Inventory	151	158	161
Days in Accounts Payable	(62)	(65)	(68)
Days in Advanced Payments (1)	(78)	(75)	(78)
Annualized Cash Cycle (2)	83	91	90

(1)	Includes a reclassification in the presentation of advanced payments from customers reflected in prior period amounts. As of July 1, 2023, the impact of this reclassification was an increase in the Company's days in advanced payments and a reduction in annualized cash cycle by 21 days.
(2)	Plexus calculates cash cycle as the sum of days in accounts receivable, days in contract assets and days in inventory, less days in accounts payable and days in advanced payments.

Conference Call and Webcast Information

What:	Plexus Fiscal 2024 Q3 Earnings Conference Call and Webcast
When:	Thursday, July 25, 2024 at 8:30 a.m. Eastern Time
Where:
Participants are encouraged to join the live webcast at the investor relations section of the Plexus website, plexus.com. Participants can also join utilizing the links below:

Audio conferencing link:
https://register.vevent.com/register/BI6d418e4593b04f1da475cd7614d2ed39
Webcast link:
https://edge.media-server.com/mmc/p/vos8hpvo

Replay:	The webcast will be archived on the Plexus website and will be available as on-demand for 12 months
Investor and Media Contact
Shawn Harrison
+1.920.969.6325
shawn.harrison@plexus.com
About Plexus
Since 1979, Plexus has been partnering with companies to create the products that build a better world. We are a team of over 20,000 individuals who are dedicated to providing Design and Development, Supply Chain Solutions, New Product Introduction, Manufacturing and Sustaining Services. Plexus is a global leader that specializes in serving customers in industries with highly complex products and demanding regulatory environments. Plexus delivers customer service excellence to leading companies by providing innovative, comprehensive solutions throughout a product’s lifecycle. For more information about Plexus, visit our website at www.plexus.com.
Safe Harbor and Fair Disclosure Statement
The statements contained in this press release that are guidance or which are not historical facts (such as statements in the future tense and statements including believe, expect, intend, plan, anticipate, goal, target and similar terms and concepts), including all discussions of periods which are not yet completed, are forward-looking statements that involve risks and uncertainties. These risks and uncertainties include the ability to realize anticipated savings from restructuring or similar actions, as well as the adequacy of related charges as compared to actual expenses; the effect of inflationary pressures on our costs of production, profitability, and on the economic outlook of our markets; the effects of shortages and delays in obtaining components as a result of economic cycles, natural disasters or otherwise; the risk of customer delays, changes, cancellations or forecast inaccuracies in both ongoing and new programs; the lack of visibility of future orders, particularly in view of changing economic conditions; the economic performance of the industries, sectors and customers we serve; the outcome of litigation and regulatory investigations and proceedings, including the results of any challenges with regard to such outcomes; the effects of tariffs, trade disputes, trade agreements and other trade protection measures; the effects of the volume of revenue from certain sectors or programs on our margins in particular periods; our ability to secure new customers, maintain our current customer base and deliver product on a timely basis; the risks of concentration of work for certain customers; the particular risks relative to new or recent customers, programs or services, which risks include customer and other delays, start-up costs, potential inability to execute, the establishment of appropriate terms of agreements, and the lack of a track record of order volume and timing; the effects of start-up costs of new programs and facilities or the costs associated with the closure or consolidation of facilities; possible unexpected costs and operating disruption in transitioning programs, including transitions between Company facilities; the risk that new program wins and/or customer demand may not result in the expected revenue or profitability; the fact that customer orders may not lead to long-term relationships; our ability to manage successfully and execute a complex business model characterized by high product mix and demanding quality, regulatory, and other requirements; the risks associated with excess and obsolete inventory, including the risk that inventory purchased on behalf of our customers may not be consumed or otherwise paid for by the customer, resulting in an inventory write-off; risks related to information technology systems and data security; increasing regulatory and compliance requirements; any tax law changes and related foreign jurisdiction tax developments; current or potential future barriers to the repatriation of funds that are currently held outside of the United States as a result of actions taken by other countries or otherwise; the potential effects of jurisdictional results on our taxes, tax rates, and our ability to use deferred tax assets and net operating losses; the weakness of areas of the global economy; the effect of changes in the pricing and margins of products; raw materials and component cost fluctuations; the potential effect of fluctuations in the value of the currencies in which we transact business; the effects of changes in economic conditions, political conditions and tax matters in the United States and in the other countries in which we do business; the potential effect of other world or local events or other events outside our control (such as the conflict between Russia and Ukraine, conflict in the Middle East, escalating tensions between China and Taiwan or China and the United States, changes in energy prices, terrorism, global health epidemics and weather events); the impact of increased competition; an inability to successfully manage human capital; changes in financial accounting standards; and other risks detailed herein and in our other Securities and Exchange Commission filings, particularly in Risk Factors contained in our fiscal 2023 Form 10-K.

PLEXUS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	Jun 29,	Jul 1,	Jun 29,	Jul 1,
	2024	2023	2024	2023
Net sales	$960,751	$1,021,610	$2,910,258	$3,186,358
Cost of sales	866,336	927,964	2,639,640	2,888,520
Gross profit	94,415	93,646	270,618	297,838
Operating expenses:
Selling and administrative expenses	45,950	42,348	136,487	132,257
Restructuring and other charges, net	9,219	23,094	20,257	23,094
Operating income	39,246	28,204	113,874	142,487
Other income (expense):
Interest expense	(7,389)	(8,231)	(23,299)	(23,412)
Interest income	1,015	598	2,640	2,291
Miscellaneous, net	(2,568)	(3,194)	(9,097)	(6,750)
Income before income taxes	30,304	17,377	84,118	114,616
Income tax expense	5,164	1,578	13,524	15,783
Net income	$25,140	$15,799	$70,594	$98,833
Earnings per share:
Basic	$0.92	$0.57	$2.57	$3.58
Diluted	$0.91	$0.56	$2.53	$3.51
Weighted average shares outstanding:
Basic	27,364	27,561	27,463	27,619
Diluted	27,765	27,992	27,918	28,169

PLEXUS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)
	Jun 29,	Sep 30,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$269,868	$256,233
Restricted cash	22	421
Accounts receivable	643,786	661,542
Contract assets	115,982	142,297
Inventories	1,434,297	1,562,037
Prepaid expenses and other	76,895	49,693
Total current assets	2,540,850	2,672,223
Property, plant and equipment, net	489,856	492,036
Operating lease right-of-use assets	58,867	69,363
Deferred income taxes	55,119	62,590
Other assets	26,183	24,960
Total non-current assets	630,025	648,949
Total assets	$3,170,875	$3,321,172

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and finance lease obligations	$258,175	$240,205
Accounts payable	592,644	646,610
Advanced payments from customers	736,206	760,351
Accrued salaries and wages	74,602	94,099
Other accrued liabilities	63,080	71,402
Total current liabilities	1,724,707	1,812,667
Long-term debt and finance lease obligations, net of current portion	90,715	190,853
Accrued income taxes payable	17,198	31,382
Long-term operating lease liabilities	31,923	38,552
Deferred income taxes	4,293	4,350
Other liabilities	35,679	28,986
Total non-current liabilities	179,808	294,123
Total liabilities	1,904,515	2,106,790
Shareholders’ equity:
Common stock	545	543
Additional paid-in-capital	670,199	661,270
Common stock held in treasury	(1,170,574)	(1,134,429)
Retained earnings	1,781,922	1,711,328
Accumulated other comprehensive loss	(15,732)	(24,330)
Total shareholders’ equity	1,266,360	1,214,382
Total liabilities and shareholders’ equity	$3,170,875	$3,321,172

PLEXUS CORP. AND SUBSIDIARIES
NON-GAAP SUPPLEMENTAL INFORMATION Table 1
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Nine Months Ended
	Jun 29,	Mar 30,	Jul 1,	Jun 29,	Jul 1,
	2024	2024	2023	2024	2023
Operating income, as reported	$39,246	$29,470	$28,204	$113,874	$142,487
Operating margin, as reported	4.1%	3.0%	2.8%	3.9%	4.5%

Non-GAAP adjustments:
Restructuring costs (1)	9,219	13,288	8,865	22,507	8,865
Other non-recurring (income) charges (2)	—	(2,250)	14,229	(2,250)	14,229
Stock-based compensation (3)	7,205	7,096	3,829	19,636	15,555
Non-GAAP operating income	$55,670	$47,604	$55,127	$153,767	$181,136
Non-GAAP operating margin	5.8%	4.9%	5.4%	5.3%	5.7%

Net income, as reported	$25,140	$16,239	$15,799	$70,594	$98,833

Non-GAAP adjustments:
Restructuring costs, net of tax (1)	8,251	11,893	7,920	20,144	7,920
Other non-recurring charges, net of tax (2)	—	(2,014)	13,346	(2,014)	13,346
Stock-based compensation, net of tax (3)	6,845	7,096	3,829	19,276	15,555
Adjusted net income	$40,236	$33,214	$40,894	$108,000	$135,654

Diluted earnings per share, as reported	$0.91	$0.58	$0.56	$2.53	$3.51

Non-GAAP per share adjustments:
Restructuring costs, net of tax (1)	0.30	0.43	0.28	0.72	0.28
Other non-recurring charges, net of tax (2)	—	(0.07)	0.48	(0.07)	0.47
Stock-based compensation, net of tax (3)	0.24	0.25	0.14	0.69	0.56
Adjusted diluted earnings per share	$1.45	$1.19	$1.46	$3.87	$4.82

(1)	During the three months ended June 29, 2024, restructuring and impairment charges of $9.2 million, or $8.3 million net of taxes, were incurred for employee severance costs associated with a reduction in the Company's workforce as well as closure costs associated with a site in the Company's AMER region.

During the three months ended March 30, 2024, restructuring and impairment charges of $13.3 million, or $11.9 million, net of taxes, were incurred from employee severance costs associated with a reduction in the Company's workforce as well as closure costs associated with a site in the Company's EMEA region.

During the nine months ended June 29, 2024, costs comprising of the two restructuring events described above totaled $22.5 million, or $20.1 million, net of taxes.

During the three and nine months ended July 1, 2023, restructuring costs of $8.9 million, or $7.9 million net of taxes, were incurred for employee severance costs associated with a reduction in the Company's workforce as well as a lease agreement termination.
(2)	During the three months ended March 30, 2024 and included in the nine months ended June 29, 2024, insurance proceeds of $2.3 million, or $2.0 million net of taxes, were received related to an arbitration decision associated with a contractual matter that occurred in the Company's EMEA region in fiscal 2023.

During the three and nine months ended July 1, 2023, a one-time, non-recurring charge of $14.2 million, or $13.3 million net of taxes, was incurred for an arbitration decision regarding a contractual matter in the Company's EMEA region.
(3)	During the three and nine months ended June 29, 2024, $0.9 million, or $0.8 million net of taxes ($0.03 per diluted share), of accelerated stock-based compensation expense was recorded in selling and administrative expenses in the accompanying Condensed Consolidated Statements of Operations as a result of a previously announced executive retirement agreement.

PLEXUS CORP. AND SUBSIDIARIES
NON-GAAP SUPPLEMENTAL INFORMATION Table 2
(in thousands)
(unaudited)

ROIC and Economic Return Calculations	Nine Months Ended		Six Months Ended		Nine Months Ended
	Jun 29,		Mar 30,		Jul 1,
	2024		2024		2023
Operating income, as reported		$113,874		$74,628		$142,487
Restructuring and other charges, net		20,257		11,038		23,094
Accelerated stock-based compensation (1)	+	892	+	—	+	—
Adjusted operating income		$135,023		$85,666		$165,581
	÷	3	x	2	÷	3
		$45,008				$55,194
	x	4			x	4
Adjusted annualized operating income		$180,032		$171,332		$220,776
Adjusted effective tax rate	x	16%	x	15%	x	13%
Tax impact		28,805		25,700		28,701
Adjusted operating income (tax-effected)		$151,227		$145,632		$192,075

Average invested capital	÷	$1,454,871	÷	$1,478,062	÷	$1,423,003
ROIC		10.4%		9.9%		13.5%
Weighted average cost of capital	-	8.2%	-	8.2%	-	9.0%
Economic return		2.2%		1.7%		4.5%

Average Invested Capital Calculations	Jun 29,	Mar 30,	Dec 30,	Sep 30,
	2024	2024	2023	2023
Equity	$1,266,360	$1,259,762	$1,266,755	$1,214,382
Plus:
Debt and finance lease obligations - current	258,175	245,964	251,119	240,205
Operating lease obligations - current (2)	7,990	8,281	9,172	8,363
Debt and finance lease obligations - long-term	90,715	192,025	192,118	190,853
Operating lease obligations - long-term	31,923	33,915	35,989	38,552
Less: Cash and cash equivalents	(269,868)	(265,053)	(231,982)	(256,233)
	$1,385,295	$1,474,894	$1,523,171	$1,436,122

Average Invested Capital Calculations	Jul 1,	Apr 1,	Dec 31,	Oct 1,
	2023	2023	2022	2022
Equity	$1,184,362	$1,182,382	$1,150,259	$1,095,731
Plus:
Debt and finance lease obligations - current	304,781	294,011	329,076	273,971
Operating lease obligations - current (2)	8,772	8,358	8,878	7,948
Debt and finance lease obligations - long-term	187,468	188,730	187,272	187,776
Operating lease obligations - long-term	40,515	31,257	32,149	33,628
Less: Cash and cash equivalents	(252,965)	(269,664)	(247,880)	(274,805)
	$1,472,933	$1,435,074	$1,459,754	$1,324,249

(1)	During the three and nine months ended June 29, 2024, $0.9 million of accelerated stock-based compensation expense was recorded in selling and administrative expenses in the accompanying Condensed Consolidated Statements of Operations as a result of a previously announced executive retirement agreement.
(2)	Included in other accrued liabilities on the Condensed Consolidated Balance Sheets.